-more- News ONEOK Increases Quarterly Dividend and Announces Share Repurchase Program Raises Quarterly Dividend 3.7% Authorizes $2 Billion Share Repurchase Program Combination of Dividends and Share Repurchases to Target 75% to 85% of Cash Flow From Operations After Capital Expenditures TULSA, Okla. – Jan. 17, 2024 – The board of directors of ONEOK, Inc. (NYSE: OKE) today increased its quarterly dividend to 99 cents per share, an increase of 3.7%. This increase results in an annualized dividend of $3.96 per share. The dividend is payable Feb. 14, 2024, to shareholders of record at the close of business Jan. 30, 2024. For future dividend increases, ONEOK expects to target an annual dividend growth rate ranging between 3% to 4%. ONEOK’s board has also authorized a $2 billion share repurchase program and targets it to be largely utilized over the next four years. This program will complement the dividend growth rate as a key pillar of shareholder return in the future. The combination of common dividends and share repurchases is expected to trend towards a target of approximately 75% to 85% of forecasted cash flow from operations after capital expenditures over the next four years, allowing ONEOK to continue pursuing additional high-return growth opportunities, debt reduction or share repurchases. ONEOK has also opportunistically repurchased approximately $300 million of face value of its outstanding notes at a discount to par value during the fourth quarter of 2023 and finished the year with approximately $340 million of cash on hand. ONEOK remains committed to its previously stated target debt-to-EBITDA ratio of approximately 3.5 times. January 17, 2024 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 Exhibit 99.1

ONEOK Increases Quarterly Dividend and Announces Share Repurchase Program January 17, 2024 Page 2 -more- “ONEOK is poised to generate substantial cash flow from operations in the coming years,” said Pierce H. Norton II, ONEOK president and chief executive officer. “Our commitment to capital-growth opportunities continues as our highest priority in our capital allocation strategy. This priority, combined with dividend growth and share repurchases, reinforces our commitment to maximizing total shareholder return and our belief that ONEOK represents a highly compelling investment opportunity,” added Norton. ------------------------------------------------------------------------------------------------------------------- At ONEOK (NYSE: OKE), we deliver energy products and services vital to an advancing world. We are a leading midstream operator that provides gathering, processing, fractionation, transportation and storage services. Through our more than 50,000-mile pipeline network, we transport the natural gas, natural gas liquids (NGLs), refined products and crude that help meet domestic and international energy demand, contribute to energy security and provide safe, reliable and responsible energy solutions needed today and into the future. As one of the largest diversified energy infrastructure companies in North America, ONEOK is delivering energy that makes a difference in the lives of people in the U.S. and around the world. ONEOK is an S&P 500 company headquartered in Tulsa, Oklahoma. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook, X and Instagram. Some of the statements contained and incorporated in this news release are forward-looking statements as defined under federal securities laws. The forward-looking statements relate to our anticipated financial performance (including projected levels of quarterly and annual dividends), liquidity, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under federal securities laws and other applicable laws. Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as "anticipate," "believe," "continue," "could," "estimate," "expect," "forecast," "goal," "guidance," "intend," "may," "might," “outlook,” "plan," "potential," "project," "scheduled," "should," “target,” "will," "would" and other words and terms of similar meaning. One should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. These and other risks are described in greater detail in Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and in the other filings that we make with the Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Any such forward-looking statement speaks only as of the date on which such statement is made, and, other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise. ###